As filed with the Securities and Exchange Commission on May 17, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BRIGHTCOVE INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-1579162
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

281 Summer Street

Boston, MA 02210

(Address of Principal Executive Offices)

Brightcove Inc. 2021 Stock Incentive Plan

(Full Title of the Plan)

Marc DeBevoise

Chief Executive Officer

Brightcove Inc.

281 Summer Street

Boston, MA 02210

(Name and Address of Agent For Service)

(888) 882-1880

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

William J. Schnoor, Esq.

Joseph C. Theis, Esq.

Jared J. Fine, Esq.

Aaron Berman, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 is being filed to register an additional 7,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”), of Brightcove Inc. (the “Registrant”), to be issued under the Registrant’s 2021 Stock Incentive Plan (the “2021 Plan”). On May 10, 2023, pursuant to an amendment to the 2021 Plan, the number of shares of Common Stock reserved and available for issuance under the 2021 Plan increased by 7,000,000 shares. This Registration Statement registers these additional 7,000,000 shares of Common Stock.

The additional shares described above are of the same class as other securities relating to the 2021 Plan for which the Registrant’s registration statement filed on Form S-8, File No. 333-256204 (filed with the Securities and Exchange Commission (the “SEC”) on May 17, 2021) is effective. Pursuant to General Instruction E to Form S-8, the contents of the Registrant’s prior registration statement on Form S-8, File No. 333-256204 (filed with the SEC on May 17, 2021), relating to the 2021 Plan, are incorporated herein by reference, except to the extent supplemented or amended or superseded by the information set forth herein.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8

Exhibit No.	Description

4.1	Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on February 6, 2012 (File No. 333-176444)).

4.2	Eleventh Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on February 6, 2012 (File No. 333-176444)).

4.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.3 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on February 6, 2012 (File No. 333-176444)).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of attorney (included on signature page).

99.1	Brightcove Inc. 2021 Stock Incentive Plan (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 filed with the SEC on May 17, 2021 (File No. 333-256204)).

99.2	Form of Incentive Stock Option Agreement under the Brightcove Inc. 2021 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on July 28, 2021).

99.3	Form of Non-Qualified Stock Option Agreement for Brightcove Employees under the Brightcove Inc. 2021 Stock Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on July 28, 2021).

99.4	Form of Non-Qualified Stock Option Agreement for Non-U.S. Employees under the Brightcove Inc. 2021 Stock Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on July 28, 2021).

99.5	Form of Non-Qualified Stock Option Agreement for Non-Employee Directors under the Brightcove Inc. 2021 Stock Incentive Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on July 28, 2021).

99.6	Form of Restricted Stock Unit Agreement for Brightcove Employees under the Brightcove Inc. 2021 Stock Incentive Plan (incorporated by reference to Exhibit 10.6 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on July 28, 2021).

99.7	Form of Restricted Stock Unit Agreement for Non-U.S. Employees under the Brightcove Inc. 2021 Stock Incentive Plan (incorporated by reference to Exhibit 10.7 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on July 28, 2021).

99.8	Form of Restricted Stock Unit Agreement for Non-Employee Directors under the Brightcove Inc. 2021 Stock Incentive Plan (incorporated by reference to Exhibit 10.8 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on July 28, 2021).

99.9	Amendment No. 1 to the Brightcove Inc. 2021 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 11, 2023).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 17th day of May, 2023.

BRIGHTCOVE INC.

By:	/s/ Marc DeBevoise
Marc DeBevoise Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Brightcove Inc., hereby severally constitute and appoint Marc DeBevoise, Robert Noreck and David Plotkin, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on the 17th day of May, 2023.

Signature	Title

/s/ Marc DeBevoise Marc DeBevoise	Chief Executive Officer (Principal Executive Officer) and Director

/s/ Robert Noreck Robert Noreck	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Diane Hessan Diane Hessan	Chairman of the Board of Directors

/s/ Kristin Frank Kristin Frank	Director

/s/ Gary Haroian Gary Haroian	Director

/s/ Scott Kurnit Scott Kurnit	Director

/s/ Tsedal Neeley Tsedal Neeley	Director

/s/ Ritcha Ranjan Ritcha Ranjan	Director

/s/ Thomas E. Wheeler Thomas E. Wheeler	Director